EVEREST REINSURANCE HOLDINGS, INC.

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement , Nos. 333-1972 and 333-05771 of Everest Reinsurance Holdings, Inc. (formerly Prudential Reinsurance Holdings, Inc.) on Forms S-8 of our report dated February 23, 1996 appearing in the Annual Report on Form 10-K of Everest Reinsurance Holdings, Inc. for the year ended December 31, 1996.

We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in such Annual Report on Form 10-K.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 18, 1997